                                                                  EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Family Restaurants, Inc.

We consent to incorporation by reference in the Registration Statement (No. 33-52795) on Form S-8 of Family Restaurants, Inc. of our report dated March 15, 1995 except as to the ninth paragraph of note 10 to the consolidated financial statements, which is as of March 24, 1995, relating to the consolidated balance sheet of Family Restaurants, Inc. and its subsidiaries as of December 25, 1994 and the related statements of operations, common stockholders' deficit and cash flows and related financial statement schedule for the one month ended January 26, 1994 (Predecessor Company) and the eleven months ended December 25, 1994 (Successor Company), which report appears in the December 25, 1994 annual report on Form 10-K of Family Restaurants, Inc. Our report refers to a change in the method of financial statement reporting.



KPMG PEAT MARWICK LLP

Orange County, California
March 24, 1995

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                                                                 EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-52795 on Form S-8 of Family Restaurants, Inc. of our report dated March 22, 1994 appearing in this Annual Report on Form 10-K of Family Restaurants, Inc. for the year ended December 25, 1994.


DELOITTE & TOUCHE LLP



Costa Mesa, California
March 24, 1995